Exhibit 99.3

                               AMENDMENT NUMBER 3
                           DATED AS OF MARCH 12, 2003
                                       TO
                                  NYMAGIC, INC.
                                VOTING AGREEMENT



Reference is made to the Voting Agreement (the "Agreement") dated as of February 20, 2002 by and among (i) MARK W. BLACKMAN; BLACKMAN INVESTMENTS LLC ("Blackman Investments"); JOHN N. BLACKMAN, JR. (the "Blackman Trustee") as trustee of the Blackman Charitable Remainder Trust (the "the Blackman Co-Trust"); and ROBERT G. SIMSES (the "Tollefson Trustee") as trustee of the Louise B. Tollefson 2000 Florida Intangible Tax Trust, as co-trustee of the Louise B. Tollefson Charitable Lead Annuity Trust, and as co-trustee of the Bennett H. Tollefson Charitable Lead Unitrust (the "Participating Shareholders"); (ii) KATHLEEN BLACKMAN as co-trustee with the Blackman Trustee of the Blackman Charitable Remainder Trust, (iii) FIRST UNION NATIONAL BANK ("First Union") as co-trustee with the Tollefson Trustee of the Louise B. Tollefson Charitable Lead Annuity Trust, and as co-trustee with the Tollefson Trustee of the Bennett H. Tollefson Charitable Lead Unitrust (the "Tollefson Co-Trusts"); and (iv) MARINER PARTNERS, INC. ("Mariner").

Article IV (B) is hereby amended by modifying the first sentence to read as follows:

         "Mariner shall be entitled to nominate four (4) candidates for election to the Board, each Participating Shareholder shall be entitled to nominate two
(2) candidates for election to the Board, and the Chief Executive Officer of the Corporation shall be entitled to nominate two (2) candidates for election to the Board for a total of twelve (12) directors."

This agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

       Balance of Page Intentionally Left Blank - Signature Page Follows

IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the day and year first written above.


OTHERS                                         PARTICIPATING SHAREHOLDERS



MARINER PARTNERS, INC.                           /s/ Mark W. Blackman
                                               ----------------------
                                               Mark W. Blackman
                                               Address:
By:   /s/ William J. Michaelcheck              80 Deepwood Road
      ------------------------------           Darien, CT 06820
      Name:  William J. Michaelcheck
      Title: Chairman


  /s/ Kathleen Blackman                        BLACKMAN INVESTMENTS LLC
------------------------------------
Kathleen Blackman
Address:
41 Wee Burn Lane                               By:   /s/ John N. Blackman, Jr.
Darien, CT 06820                                   ---------------------------
                                                   John N. Blackman, Jr.
                                                   Member


                                               By:  /s/ Kathleen Blackman
WACHOVIA BANK, N.A.                                ---------------------------
Successor in Interest To:                          Kathleen Blackman
FIRST UNION NATIONAL BANK                          Member



 /s/ Eileen B. Minnick                           /s/ John N. Blackman, Jr.
------------------------------------           -------------------------------
Name:  Eileen B. Minnick                       John N. Blackman, Jr.
Title: Vice President and                      (as trustee of the Blackman
       Senior Trust Advisor                    Charitable Remainder Trust)
                                               Address:
                                               41 Wee Burn Lane
                                               Darien, CT 06820



                                                /s/ Robert G. Simses
                                               -------------------------------
                                               Robert G. Simses
                                               (as trustee of the Tollefson
                                               Trusts)
                                               Address:
                                               Warwick & Simses
                                               140 Royal Palm Way, Suite 205
                                               Palm Beach, FL 33480